EX. 5.1 - OPINION OF RUTTER HOBBS & DAVIDOFF INCORPORATED

May __, 2007
Advanced Biotherapy, Inc. 141 West Jackson Blvd. Suite 2182 Chicago, IL 60604 Attention: Christopher W. Capps, Chief Executive Officer
Re: Registration Statement on Form SB-2 (Registration No. _______________)

Ladies and Gentlemen:

We have acted as special counsel to Advanced Biotherapy, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form SB-2 (the “Registration Statement”), initially filed on  February 5, 2007, by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to stockholders of the Company in connection with the issuance by the Company to its stockholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Rights Offering”). The Registration Statement relates to 874,812,720 shares (the “Rights Shares”) of Common Stock that may be issued and sold by the Company upon exercise of the Rights and to 35,839,326 shares to be offered by the selling stockholders (the “Selling Stockholders Shares”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)    the Registration Statement, as amended to the date hereof;

(ii)    Certificate of Incorporation of the Company, as amended to the date hereof, and as certified by the Secretary of State of the State of Delaware;

(iii)    The Bylaws of the Company, as currently in effect and as certified by the Secretary of the Company;

(iv)    certain resolutions adopted by the Board of Directors of the Company relating to the registration of the Rights Shares and the Selling Stockholders Shares, the terms of the Rights Offering and related matters;

Advanced Biotherapy, Inc.
May___, 2007

(v)    a specimen common stock certificate representing the Common Stock; and

(vi)    a specimen subscription rights certificate representing the Rights.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect thereof on such parties. We also have assumed that (i) the stock certificates evidencing the Rights Shares will conform to the specimen common stock certificate examined by us and will be duly executed and delivered and (ii) the certificates evidencing the Rights will conform to the specimen subscription rights certificate examined by us and will be duly executed and delivered.

Our opinions set forth below are limited to the General Corporate Law of the State of Delaware that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, license, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

Advanced Biotherapy, Inc.
May___, 2007

1.  The Rights have been duly authorized and, when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2.  When the Rights Shares are issued and delivered against payment therefor upon due exercise of Rights as contemplated in the Prospectus, the Rights Shares will be duly authorized, validly issued, fully paid and nonassessable.

3.  The Selling Stockholders Shares are duly authorized, validly issued, fully paid and non-assessable.

In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Rights Shares and the Selling Stockholders Shares and the performance by the Company of its obligations in respect of the Rights do not and will not violate, conflict with or constitute a default under any agreement or instrument (described herein) to which the Company or its properties is subject, which agreements and instruments have been identified to us by the Company as being material to it and which are listed in Part II or Part III of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the headings “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Sincerely,

RUTTER HOBBS & DAVIDOFF INCORPORATED